                                                                    EXHIBIT 99.3

                          INDEPENDENT AUDITORS' REPORT

To the Shareholders and Directors of
SC Bancorp:

    We have audited the accompanying consolidated balance sheets of SC Bancorp and its subsidiary as of December 31, 1996 and 1995, and the related consolidated statements of operations, shareholders' equity and cash flows for each of the three years in the period ended December 31, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of SC Bancorp and its subsidiary at December 31, 1996 and 1995, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1996, in conformity with generally accepted accounting principles.

                                          Deloitte & Touche LLP

Los Angeles, California

January 24, 1997

            SC BANCORP AND ITS SUBSIDIARY, SOUTHERN CALIFORNIA BANK

                          CONSOLIDATED BALANCE SHEETS

                         AT DECEMBER 31, 1996 AND 1995
                             (DOLLARS IN THOUSANDS)

                                                                                               1996        1995
                                                                                            ----------  ----------

                                                      ASSETS

Cash and due from banks (Note 2)..........................................................  $   29,968  $   29,088
Federal funds sold........................................................................       3,800          --
                                                                                            ----------  ----------
  Cash and cash equivalents...............................................................      33,768      29,088
                                                                                            ----------  ----------

Securities available-for-sale, at fair value (Note 3).....................................      74,533      92,825
Investment in Federal Home Loan Bank stock, at cost.......................................       1,450       1,205
Investment in Federal Reserve Bank stock, at cost.........................................         607          --
Loans (Notes 4 and 16)....................................................................     347,864     316,841
  Less: Deferred fee income...............................................................        (689)       (531)
      Allowance for possible loan losses..................................................      (4,947)     (5,734)
                                                                                            ----------  ----------
  Loans, net..............................................................................     342,228     310,576
                                                                                            ----------  ----------
Premises and equipment, net (Note 5)......................................................       7,740       9,734
Other real estate owned, net (Note 6).....................................................         536       2,073
Accrued interest receivable...............................................................       3,931       4,297
Other assets..............................................................................      11,220      11,981
                                                                                            ----------  ----------
    Total Assets..........................................................................  $  476,013  $  461,779
                                                                                            ----------  ----------
                                                                                            ----------  ----------

                                                   LIABILITIES

Deposits: (Note 7)
  Interest-bearing........................................................................  $  289,423  $  276,433
  Noninterest-bearing.....................................................................     125,903     130,378
                                                                                            ----------  ----------
    Total deposits........................................................................     415,326     406,811
                                                                                            ----------  ----------
Borrowed funds and other interest-bearing liabilities (Note 8)............................       8,096       6,407
Accrued interest payable and other liabilities............................................       2,672       3,049
                                                                                            ----------  ----------
    Total Liabilities.....................................................................     426,094     416,267
                                                                                            ----------  ----------

Commitments and contingencies (Note 11)...................................................          --          --

                                      SHAREHOLDERS' EQUITY (NOTES 10 AND 15)

Preferred stock, no par or stated value: 10,000,000 shares authorized; no shares issued or
  outstanding.............................................................................          --          --
Common stock, no par or stated value: 20,000,000 shares authorized; 7,486,375 shares issued and outstanding at December 31, 1996, and 7,471,505 shares issued and outstanding
  at December 31, 1995....................................................................      37,738      37,658
Retained earnings.........................................................................      13,055       8,600
Unrealized loss on available-for-sale securities, net of taxes............................        (874)       (746)
                                                                                            ----------  ----------
    Total Shareholders' Equity............................................................      49,919      45,512
                                                                                            ----------  ----------

    Total Liabilities and Shareholders' Equity............................................  $  476,013  $  461,779
                                                                                            ----------  ----------
                                                                                            ----------  ----------

                See notes to consolidated financial statements.

            SC BANCORP AND ITS SUBSIDIARY, SOUTHERN CALIFORNIA BANK

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                  YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994
                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                                         1996       1995       1994
                                                                                       ---------  ---------  ---------
Interest Income
Interest and fees on loans...........................................................  $  30,145  $  25,960  $  18,971
Interest on investment securities....................................................      4,256      6,299      7,166
Interest on Federal funds sold.......................................................        566      1,137        283
                                                                                       ---------  ---------  ---------
    Total interest income............................................................     34,967     33,396     26,420
                                                                                       ---------  ---------  ---------
Interest Expense
Interest on deposits:
  Interest-bearing demand............................................................      2,457      1,451      1,363
  Savings............................................................................        932      1,150      1,564
  Time certificates of deposit.......................................................      7,701      8,397      3,029
                                                                                       ---------  ---------  ---------
  Total interest on deposits.........................................................     11,090     10,998      5,956
                                                                                       ---------  ---------  ---------
Other interest expense...............................................................        637      1,017        323
                                                                                       ---------  ---------  ---------
    Total interest expense...........................................................     11,727     12,015      6,279
                                                                                       ---------  ---------  ---------
Net interest income..................................................................     23,240     21,381     20,141
(Recovery of) provision for possible loan losses (Note 4)............................       (470)     1,539       (850)
                                                                                       ---------  ---------  ---------
Net interest income after provision for possible loan losses.........................     23,710     19,842     20,991
                                                                                       ---------  ---------  ---------
Noninterest income:
  Service charges on deposit accounts................................................      1,406      1,727      1,754
  Other fees and charges.............................................................      2,769      2,542      2,637
  Merchant bankcard income...........................................................        523        518      1,249
  Net gain (loss) on sales of available-for-sale investment securities...............         14       (620)        17
  Other (loss) gain on sale of assets, net...........................................        (28)        58        624
  Other income.......................................................................        482        788        402
                                                                                       ---------  ---------  ---------
  Total noninterest income...........................................................      5,166      5,013      6,683
                                                                                       ---------  ---------  ---------
Noninterest expense:
  Salaries and employee benefits.....................................................     10,147     10,405      9,518
  Net occupancy, furniture and equipment.............................................      4,056      5,127      4,678
  Professional and legal fees........................................................      1,676      1,288      1,476
  Other real estate owned............................................................        439        219      1,832
  Postage and delivery...............................................................        624        586        543
  Goodwill amortization..............................................................        505        821        211
  Advertising and promotion..........................................................        472        530        426
  Merchant bankcard..................................................................        424        475      1,013
  Telecommunications.................................................................        351        481        352
  Software...........................................................................        340        395        214
  Office supplies....................................................................        305        391        402
  Data processing....................................................................        291        253        235
  FDIC assessment and other insurance................................................        273        857      1,442
  Other operating expense............................................................      1,325      1,465      1,493
                                                                                       ---------  ---------  ---------
  Total noninterest expense..........................................................     21,228     23,293     23,835
                                                                                       ---------  ---------  ---------
Income before provision for income taxes.............................................      7,648      1,562      3,839
Provision for income taxes...........................................................      3,193        693      1,134
                                                                                       ---------  ---------  ---------
    Net Income.......................................................................  $   4,455  $     869  $   2,705
                                                                                       ---------  ---------  ---------
                                                                                       ---------  ---------  ---------
Weighted average number of shares outstanding........................................      7,476      7,469      5,507
                                                                                       ---------  ---------  ---------
                                                                                       ---------  ---------  ---------
Earnings per share...................................................................  $    0.60  $    0.12  $    0.49
                                                                                       ---------  ---------  ---------
                                                                                       ---------  ---------  ---------

                See notes to consolidated financial statements.

            SC BANCORP AND ITS SUBSIDIARY, SOUTHERN CALIFORNIA BANK

                CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY

                  YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994

                 (DOLLARS AND SHARES OUTSTANDING IN THOUSANDS)

                                                                                      UNREALIZED (LOSS)/
                                                                                           GAIN ON
                                                                                     AVAILABLE-FOR- SALE
                                                    COMMON       STOCK    RETAINED       SECURITIES,
                                                    SHARES      AMOUNT    EARNINGS        NET OF TAX         TOTAL
                                                  -----------  ---------  ---------  --------------------  ---------
Balance, January 1, 1994........................       3,469   $  23,436  $   5,026       $       --       $  28,462
  Common stock issued...........................       4,000      14,207                                      14,207
  Unrealized loss on available-for-sale
    securities..................................                                              (3,530)         (3,530)
  Net income....................................                              2,705                            2,705
                                                       -----   ---------  ---------          -------       ---------
Balance, December 31, 1994......................       7,469      37,643      7,731           (3,530)         41,844
  Common stock issued...........................           3          15                                          15
  Unrealized gain on available-for-sale
    securities..................................                                               2,784           2,784
  Net income....................................                                869                              869
                                                       -----   ---------  ---------          -------       ---------
Balance, December 31, 1995......................       7,472      37,658      8,600             (746)         45,512
  Common stock issued...........................          14          80                                          80
  Unrealized loss on available-for-sale
    securities..................................                                                (128)           (128)
  Net income....................................                              4,455                            4,455
                                                       -----   ---------  ---------          -------       ---------
Balance, December 31, 1996......................       7,486   $  37,738  $  13,055       $     (874)      $  49,919
                                                       -----   ---------  ---------          -------       ---------
                                                       -----   ---------  ---------          -------       ---------

                See notes to consolidated financial statements.

            SC BANCORP AND ITS SUBSIDIARY, SOUTHERN CALIFORNIA BANK

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                  YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994
                             (DOLLARS IN THOUSANDS)

                                                                                        1996       1995       1994
                                                                                      ---------  ---------  ---------
Cash flows from operating activities
  Net income........................................................................  $   4,455  $     869  $   2,705
  Adjustments to reconcile net income to net cash provided by operating activities:
    (Recovery of) provision for possible loan losses................................       (470)     1,539       (850)
    Provision for loss on other real estate owned...................................        428        128      1,182
    Gain on sale of other real estate owned.........................................        (85)      (130)        (5)
    (Gain) loss on sale of available-for-sale investment securities.................        (14)       620        (17)
    Net amortization of premiums on investment securities...........................        907      2,165      1,695
    Gain on sale of loans...........................................................         --       (145)      (215)
    Net amortization of deferred fees and unearned income on loans..................        158         29         24
    Depreciation and amortization...................................................      2,311      2,876      2,106
    Loss (gain) on sale of fixed assets and other assets............................         28         (1)      (409)
    Provision (benefit) for deferred income taxes...................................      1,371       (541)     1,492
    Increase in accrued interest receivable and other assets........................       (659)      (404)       (16)
    (Decrease) increase in accrued interest payable and other liabilities...........       (417)      (198)       645
                                                                                      ---------  ---------  ---------
        Net cash provided by operating activities...................................      8,013      6,807      8,337
                                                                                      ---------  ---------  ---------
Cash flows from investing activities
  Proceeds from sale of available-for-sale investment securities....................      8,549     26,860      5,245
  Proceeds from maturities of available-for-sale investment securities..............      8,632      6,000     10,295
  Proceeds from maturities of held-to-maturity investment securities................         --      7,530         --
  Purchase of investment securities available-for-sale, FHLB and FRB stock..........       (856)    (1,206)    (4,946)
  Proceeds from sale of loans.......................................................         --      2,084         --
  Purchase of IOBC loans............................................................         --    (71,576)        --
  Purchase of other loans...........................................................     (5,185)   (26,432)        --
  Loans funded, net of payments received............................................    (26,854)   (15,823)    (3,283)
  Proceeds from sale of premises and equipment and other assets.....................        199          1        932
  Purchase of premises and equipment................................................       (245)    (1,535)    (2,576)
  Proceeds from sale of other real estate owned.....................................      1,791      5,689      2,704
                                                                                      ---------  ---------  ---------
        Net cash (used in) provided by investing activities.........................    (13,969)   (68,408)     8,371
                                                                                      ---------  ---------  ---------
Cash flows from financing activities
  Proceeds from Rights Offering.....................................................         --         --     14,207
  Proceeds from exercise of stock options...........................................         80         15         --
  Purchase of IOBC interest-bearing deposits........................................         --     14,965         --
  Purchase of IOBC noninterest-bearing deposits.....................................         --     19,762         --
  Increase (decrease) in interest-bearing deposits..................................     12,990     68,998    (15,105)
  Decrease in noninterest-bearing deposits..........................................     (4,475)   (36,853)   (13,344)
  Increase (decrease) in other borrowings...........................................      2,041     (7,316)     5,088
                                                                                      ---------  ---------  ---------
        Net cash provided by (used in) financing activities.........................     10,636     59,571     (9,154)
                                                                                      ---------  ---------  ---------
Increase (decrease) in cash and cash equivalents....................................      4,680     (2,030)     7,554
Cash and cash equivalents, beginning of period......................................     29,088     31,118     23,564
                                                                                      ---------  ---------  ---------
Cash and cash equivalents, end of period............................................  $  33,768  $  29,088  $  31,118
                                                                                      ---------  ---------  ---------
                                                                                      ---------  ---------  ---------
Supplemental disclosure of noncash investing and financing activities
  Unrealized loss (gain) on investment securities available-for-sale, net of tax....  $     128  $  (2,784) $   3,530
  Transfer of loans to other real estate owned......................................        699      1,821      3,585
  Assumption of senior liens on other real estate owned.............................         --        102         --
  Transfer of held-to-maturity securities to available-for-sale.....................         --     51,991         --
  Close out of capital lease accounts...............................................        118         --         --
  Asset sales offset to restructuring reserve.......................................         88         --         --

                See notes to consolidated financial statements.

            SC BANCORP AND ITS SUBSIDIARY, SOUTHERN CALIFORNIA BANK

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                  YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994

NOTE 1 -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    SC Bancorp, a bank holding company (the "Company"), and its subsidiary, Southern California Bank, a California state-chartered bank (the "Bank"), operate 14 branches in Southern California. The Company's primary source of revenue is providing loans to customers, who are predominantly small and mid-sized businesses. The accounting and reporting policies of the Company conform to generally accepted accounting principles and general practices within the banking industry. The following are descriptions of the more significant of these policies:

    PRINCIPLES OF CONSOLIDATION

    The consolidated financial statements include the accounts of the Company and the Bank. All material intercompany balances and transactions have been eliminated in consolidation.

    USE OF ESTIMATES IN THE PREPARATION OF THE FINANCIAL STATEMENTS

    The preparation of the consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the consolidated financial statements, and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates.

    CASH AND CASH EQUIVALENTS

    For cash flow reporting purposes, cash, amounts due from banks, and short-term investments with maturities of less than three months are considered cash and cash equivalents.

    SECURITIES

    The Company's securities portfolio includes U.S. Treasury and U.S. federal agency securities, most of which are mortgage-backed securities. The Company has classified its investment securities as available-for-sale; the Company has no trading account assets.

    Securities are classified as available-for-sale when the Company intends to hold the securities for an indefinite period of time but not necessarily to maturity. Any decision to sell a security classified as available-for-sale would be based on various factors, including significant movements in interest rates, changes in the maturity mix of the Company's assets and liabilities, liquidity demands, regulatory capital considerations, and other similar factors. Securities classified as available-for-sale are reported at their fair values. Unrealized holding gains and losses on securities available-for-sale are reported, net of tax, as a separate component of shareholders' equity. Realized gains and losses from the sales of available-for-sale securities are reported separately in the consolidated statements of operations using the specific identification method.

    In January 1995, the FDIC issued a final rule excluding unrealized holding gains and losses on available-for-sale debt securities from the calculation of Tier 1 capital. At December 31, 1996 and 1995, the Company's available-for-sale portfolio had a net unrealized loss of $1.5 million and $1.3 million, respectively. The tax-effected reduction to shareholders' equity at December 31, 1996 and 1995 was $874,000 and $746,000, respectively.

            SC BANCORP AND ITS SUBSIDIARY, SOUTHERN CALIFORNIA BANK

                  YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994

NOTE 1 -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
    Securities are classified as held-to-maturity when the Company has both the intent and ability to hold the securities to maturity on a long-term basis. Securities held-to-maturity are reported at cost, adjusted for amortization of premiums and accretion of discounts to maturity or, in the case of mortgage-backed securities, over the estimated lives of the securities.

    In December 1995, the Company reclassified its entire held-to-maturity investment portfolio to the available-for-sale category under a special one-time exemption authorized by the Financial Accounting Standards Board ("FASB") that allowed companies to reclassify their investment securities portfolio categories. In accordance with Statement of Financial Accounting Standards ("SFAS") No. 115, held-to-maturity investment securities were transferred to available-for-sale at their fair market values. The net result of the transfer was an aggregate unrealized net loss of $910,000 at December 31, 1995.

    STOCK OF FEDERAL HOME LOAN BANK OF SAN FRANCISCO

    As a member of the Federal Home Loan Bank of San Francisco ("FHLB"), the Bank is required to own common stock in the FHLB based upon a percentage of one of the following balances: residential mortgage loans, total assets, or the outstanding balance of FHLB advances, whichever is greater.

    STOCK OF FEDERAL RESERVE BANK OF SAN FRANCISCO

    As a member of the Federal Reserve System, the Bank is required to own common stock in the Federal Reserve Bank of San Francisco ("FRB") based upon a percentage of capital and surplus at the time of initial membership.

    LOANS-ALLOWANCE FOR POSSIBLE LOAN LOSSES AND INCOME RECOGNITION

    A certain degree of risk is inherent in the extension of credit. Credit losses arise primarily from the loan portfolio, but may also be derived from other credit-related sources, including commitments to extend credit, guarantees, and standby letters of credit. Actual credit losses and other charges, net of recoveries, are deducted from the allowance for possible loan losses. Other charges to the allowance primarily include amounts related to loan foreclosures at the time of transfer to other real estate owned. A provision for possible loan losses, which is a charge against earnings, is added to the allowance based on management's assessment of certain factors including, but not necessarily limited to, estimated losses from loans and other credit arrangements; general economic conditions; deterioration in pledged collateral; historical loss experience; and trends in portfolio volume, maturity, composition, delinquencies, and nonaccruals.

    The Company adopted SFAS No. 114, "Accounting by Creditors for Impairment of a Loan," and SFAS No. 118, "Accounting by Creditors for Impairment of a Loan-Income Recognition and Disclosures-An Amendment of FASB Statement No. 114," effective January 1, 1995. Statement No. 114 prescribes that a loan is impaired when it is probable that the creditor will be unable to collect all contractual principal and interest payments under the terms of the loan agreement. Loans are evaluated for impairment on an individual basis with the exception of consumer loans, which are aggregated and evaluated collectively. This statement generally requires impaired loans to be measured based on the present value of expected future cash flows discounted at the loan's effective interest rate, or as an expedient, at the loan's observable market price or the fair value of the collateral if the loan is collateral dependent. The Company has determined that the combined effect of adoption of SFAS No. 114 and No. 118 was immaterial to the

            SC BANCORP AND ITS SUBSIDIARY, SOUTHERN CALIFORNIA BANK

                  YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994

NOTE 1 -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) consolidated financial statements due to the Company's pre-existing methodology for calculating its allowance for possible loan losses, which was based on the value of the underlying collateral of "impaired" loans, as defined by SFAS No. 114.

    All loans on nonaccrual are considered to be impaired; however, not all impaired loans are on nonaccrual status. Impaired loans on accrual status must meet the following criteria: all payments must be current and the loan underwriting must support the debt service requirements. Factors that contribute to a performing loan being classified as impaired include: a below market interest rate, delinquent taxes and debts to other lenders that cannot be serviced out of existing cash flow.

    Nonaccrual loans are those which are past due 90 days as to either principal or interest, or earlier when payment in full of principal or interest is not expected. When a loan is placed on nonaccrual status, interest accrued but not received is reversed against interest income. Thereafter, interest income is no longer recognized and the full amount of all payments received, whether principal or interest, are applied to the principal balance of the loan. A nonaccrual loan may be restored to an accrual status when principal and interest payments are current, and full payment of principal and interest is expected.

    Loans are generally carried at the principal amount outstanding, net of unearned discounts and deferred fees. Purchased loans are generally carried at the principal amount outstanding, net of any unearned discounts or premiums. Interest on loans, other than installment loans, is calculated using the simple interest method. Interest income on discounted loans is generally recognized over the estimated lives of the loans based on methods that approximate the interest method. Net deferred loan origination fees are amortized to interest income over the contractual lives of the related loans using the interest method.

    PREMISES AND EQUIPMENT

    Premises and equipment are stated at cost, less accumulated depreciation and amortization computed on a straight-line basis over the estimated useful lives of the assets or the lease terms. Sublease rental income is reported in noninterest expense. Net gains and losses on disposal or retirement of premises and equipment are reported in net gains and losses on sales of assets.

    OTHER REAL ESTATE OWNED

    Other real estate owned ("OREO") is recorded at the lower of cost or fair value less estimated costs of disposal at the time of foreclosure. Initial losses on properties acquired through foreclosure are treated as credit losses at the time of transfer to OREO. Routine holding costs, net of any income and net gains and losses on disposal, are reported in the consolidated statements of operations as noninterest expense. Allowances for OREO losses are recorded for any subsequent declines in fair values.

    GOODWILL AND IDENTIFIABLE INTANGIBLE ASSETS

    Goodwill represents the excess of the purchase price over the estimated fair value of identifiable net assets acquired. The Company amortizes goodwill over its estimated useful life, not to exceed 15 years.

    Core deposit intangibles are amortized using the straight-line method based on the estimated runoff of the related deposits. Other identifiable intangible assets are amortized using the interest method or on a

            SC BANCORP AND ITS SUBSIDIARY, SOUTHERN CALIFORNIA BANK

                  YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994

NOTE 1 -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) straight-line basis over their estimated periods of benefit. Goodwill and identifiable intangible assets are reported as part of other assets.

    INCOME TAXES

    The Company files a consolidated Federal income tax return and a combined California state franchise tax return. Deferred income taxes, which are reported with other assets, result from the recognition of income and expense items in different periods for tax and financial reporting purposes.

    SFAS No. 109, "Accounting for Income Taxes," requires an asset and liability approach for determining the amount of income taxes for financial reporting. A current or deferred tax liability or asset is measured based on the amount of taxes calculated at the current effective tax rates or refundable currently or in future years. If it is more likely than not that any portion of a deferred tax asset will not be realized, the statement requires a valuation allowance to be recorded.

    EARNINGS PER SHARE

    The computation of earnings per share is based on the weighted average number of shares and common stock equivalents outstanding during the year. The weighted average number of shares used for calculating earnings per share was 7,476,000, 7,469,000 and 5,507,000 for 1996, 1995 and 1994, respectively.

    IMPAIRMENT OF LONG-LIVED ASSETS

    On January 1, 1996, the Company adopted SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of." This Statement requires that long-lived assets, certain identifiable intangibles, and goodwill related to those assets to be held and used, or disposed of, be reviewed for impairment based on the fair value of the assets. Furthermore, this statement requires that certain long-lived assets and identifiable intangibles to be disposed of, be reported at the lower of carrying amount or fair value less estimated disposal costs.

    The Company has determined that the impact of this Statement on its operations and financial position is not material for the year ended December 31, 1996.

    STOCK-BASED COMPENSATION

    The Company maintains a stock option plan for the benefit of its executives. In 1995, the FASB issued SFAS No. 123 "Accounting for Stock-Based Compensation," which encourages, but does not require companies to record compensation expense for stock-based employee compensation at fair value. The Company has chosen to continue to account for stock-based compensation using the intrinsic value method prescribed in Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees," and related Interpretations. Accordingly, compensation expense for stock options is measured as the excess, if any, of the quoted market price of the Company's stock at the date of the grant over the amount an employee must pay to acquire the stock. The pro forma effects on net income if the Company had adopted the fair value accounting provisions of SFAS No. 123 are disclosed in Note 10.

            SC BANCORP AND ITS SUBSIDIARY, SOUTHERN CALIFORNIA BANK

                  YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994

NOTE 1 -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
    TRANSFERS AND SERVICING OF FINANCIAL ASSETS AND EXTINGUISHMENT OF
     LIABILITIES

    In June 1996, the FASB issued SFAS No. 125, "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities." This Statement provides accounting and reporting standards for transfers and servicing of financial assets and extinguishment of liabilities, and is applied prospectively to financial statements for fiscal years beginning after December 31, 1996. In 1996, the FASB also issued SFAS No. 127, "Deferral of the Effective Date of Certain Provisions of FASB Statement No. 125," which defers for one year the effective date of certain provisions within SFAS No. 125. The Company does not believe that the impact on its operations and financial position will be material upon adoption of SFAS 125 or SFAS No. 127.

    INTEREST RATE SWAP AGREEMENTS

    The Company has entered into two interest rate swap agreements in the management of its interest rate exposure. Revenue or expense associated with these agreements, which are intended to convert the interest-rate characteristics of interest-bearing assets, are accounted for on a settlement accounting basis and are recognized as an adjustment to interest income, based on the interest rates currently in effect for such contracts.

    RECLASSIFICATIONS

    Certain reclassifications have been made to prior year amounts to conform to the current year presentation.

NOTE 2 -- RESTRICTIONS ON CASH AND DUE FROM BANKS

    Withdrawal and usage restrictions exist on a portion of the funds of the Company, the majority of which arise from the requirements of the Federal Reserve Board to maintain a certain average balance. Such restricted funds amounted to approximately $1.4 million and $3.0 million at December 31, 1996 and 1995, respectively. These funds are included in Cash and Due from Banks in the accompanying consolidated balance sheets.

            SC BANCORP AND ITS SUBSIDIARY, SOUTHERN CALIFORNIA BANK

                  YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994

NOTE 3 -- INVESTMENT SECURITIES

    The amortized cost and estimated fair values of investment securities as of December 31, 1996 and 1995 are as follows:

                                                                                     DECEMBER 31, 1996
                                                                    ----------------------------------------------------
                                                                                     GROSS         GROSS
                                                                     AMORTIZED    UNREALIZED    UNREALIZED    ESTIMATED
                                                                       COST          GAINS       (LOSSES)    FAIR VALUE
                                                                    -----------  -------------  -----------  -----------
                                                                                   (DOLLARS IN THOUSANDS)
AVAILABLE-FOR-SALE:
U.S. Treasury securities and obligations of U.S. government
 agencies.........................................................   $  32,967     $      --     $    (285)   $  32,682
Mortgage-backed securities........................................      43,060            --        (1,209)      41,851
                                                                    -----------        -----    -----------  -----------
  Total...........................................................   $  76,027     $      --     $  (1,494)   $  74,533
                                                                    -----------        -----    -----------  -----------
                                                                    -----------        -----    -----------  -----------

                                                                                     DECEMBER 31, 1995
                                                                    ----------------------------------------------------
                                                                                     GROSS         GROSS
                                                                     AMORTIZED    UNREALIZED    UNREALIZED    ESTIMATED
                                                                       COST          GAINS       (LOSSES)    FAIR VALUE
                                                                    -----------  -------------  -----------  -----------
                                                                                   (DOLLARS IN THOUSANDS)
AVAILABLE-FOR-SALE:
U.S. Treasury securities and obligations of U.S. government
 agencies.........................................................   $  42,036     $      --     $    (363)   $  41,673
Mortgage-backed securities........................................      52,062            --          (910)      51,152
                                                                    -----------        -----    -----------  -----------
  Total...........................................................   $  94,098     $      --     $  (1,273)   $  92,825
                                                                    -----------        -----    -----------  -----------
                                                                    -----------        -----    -----------  -----------

    Investment securities with a carrying value of $15.5 million and $18.6 million were pledged to secure public deposits and as collateral for other borrowings at December 31, 1996 and 1995, respectively.

    The amortized cost and estimated fair value of debt securities at December 31, 1996 by contractual maturities are shown in the following table. Expected maturities will differ from contractual maturities, particularly with respect to mortgage-backed securities, because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

                                                                        MATURING IN
                                          -----------------------------------------------------------------------
                                                      OVER ONE YEAR    OVER FIVE YEARS
                                          ONE YEAR     THROUGH FIVE      THROUGH TEN       OVER TEN
           DECEMBER 31, 1996               OR LESS        YEARS             YEARS            YEARS        TOTAL
                                          ---------  ----------------  ----------------  -------------  ---------
                                                                  (DOLLARS IN THOUSANDS)
Available-for-sale, amortized cost......  $  28,141     $   47,807        $       --       $      79    $  76,027
Available-for-sale, estimated fair
 value..................................  $  28,087     $   46,367        $       --       $      79    $  74,533

    Proceeds from sales of investments in securities during 1996, 1995 and 1994 were $8.5 million, $26.9 million and $5.2 million, respectively. Gross gains of $14,000 and $17,000 were realized on those sales in 1996 and 1994, respectively. Gross losses of $620,000 were realized on the sales in 1995. No gross gains were realized from sales in 1995, and no gross losses were realized from sales in 1996 and 1994.

            SC BANCORP AND ITS SUBSIDIARY, SOUTHERN CALIFORNIA BANK

                  YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994

NOTE 4 -- LOANS

    Loans outstanding at December 31, 1996 and 1995, are summarized as follows:

                                                                                        DECEMBER 31,
                                                                        --------------------------------------------
                                                                           1996         %         1995         %
                                                                        ----------  ---------  ----------  ---------
                                                                                   (DOLLARS IN THOUSANDS)
Commercial............................................................  $  160,633      46.17% $  147,230      46.47%
Real estate, construction.............................................       8,544       2.46%      4,416       1.39%
Real estate, mortgage.................................................     105,123      30.22%    107,662      33.98%
Consumer..............................................................      73,564      21.15%     57,533      18.16%
                                                                        ----------  ---------  ----------  ---------
  Gross loans.........................................................     347,864     100.00%    316,841     100.00%
                                                                        ----------             ----------
                                                                        ----------             ----------
  Deferred fee income.................................................        (689)                  (531)
  Allowance for possible loan losses..................................      (4,947)                (5,734)
                                                                        ----------             ----------
  Loans, net..........................................................  $  342,228             $  310,576
                                                                        ----------             ----------
                                                                        ----------             ----------

    No industry constitutes a concentration in the Bank's loan portfolio.

    The Bank commonly accepts real estate as abundance of collateral in extending credits for commercial purposes. Real estate mortgage loans generally comprise medium-term loans secured by first or second deeds of trust on real estate located in the State of California. Real estate values in California have generally stabilized in the Bank's market area. Management believes that the level of the allowance for possible loan losses as of December 31, 1996, is adequate to absorb losses inherent in the loan portfolio.

            SC BANCORP AND ITS SUBSIDIARY, SOUTHERN CALIFORNIA BANK

                  YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994

NOTE 4 -- LOANS (CONTINUED)
    The changes in the allowance for possible loan losses are as follows:

                                                                                  1996        1995        1994
                                                                               ----------  ----------  ----------
                                                                                     (DOLLARS IN THOUSANDS)
Average balance of gross loans outstanding...................................  $  321,843  $  261,631  $  203,507
                                                                               ----------  ----------  ----------
                                                                               ----------  ----------  ----------
Gross loan balance at December 31,...........................................  $  347,864  $  316,841  $  207,688
                                                                               ----------  ----------  ----------
                                                                               ----------  ----------  ----------
Allowance at January 1,......................................................  $    5,734  $    5,318  $   10,800
Charge-offs:
  Commercial.................................................................         422         834       2,004
  Real estate................................................................         279       1,227       3,453
  Consumer...................................................................         168         587         362
                                                                               ----------  ----------  ----------
    Total charge-offs........................................................         869       2,648       5,819

Recoveries:
  Commercial.................................................................         477         587         915
  Real estate................................................................          21         129         215
  Consumer...................................................................          54         192          57
                                                                               ----------  ----------  ----------
    Total recoveries.........................................................         552         908       1,187

Net charge-offs..............................................................         317       1,740       4,632
(Recovery) provision (credited) charged to expense...........................        (470)      1,539        (850)
Allowance on purchased loans.................................................          --         617          --
                                                                               ----------  ----------  ----------
Allowance at December 31,....................................................  $    4,947  $    5,734  $    5,318
                                                                               ----------  ----------  ----------
                                                                               ----------  ----------  ----------

            SC BANCORP AND ITS SUBSIDIARY, SOUTHERN CALIFORNIA BANK

                  YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994

NOTE 4 -- LOANS (CONTINUED)

                                                                         1996        1995        1994
                                                                      ----------  ----------  ----------
Ratio of allowance for loan losses to loans outstanding at December
  31,...............................................................       1.42%       1.81%       2.56%
Ratio of allowance for loan losses to nonaccrual loans at December
  31,...............................................................     173.84%     414.01%     329.88%
Ratio of net charge-offs to average loans...........................       0.10%       0.67%       2.28%

    At December 31, 1996 and 1995, the Bank had classified $7.1 million and $1.5 million, respectively, of its loans as impaired with specific reserves of $1.6 million and $143,000, respectively, as determined in accordance with SFAS No. 114, as amended by SFAS No. 118. The average recorded investment in impaired loans during the years ended December 31, 1996 and 1995, was approximately $5.3 million and $3.2 million, respectively. Interest income recognized on impaired loans during 1996 and 1995 was $359,000 and $260,000, of which $342,000 and
$260,000, respectively, was collected in cash.

NOTE 5 -- PREMISES AND EQUIPMENT

    The following schedule sets forth the cost and accumulated depreciation and amortization of premises and equipment at December 31, 1996 and 1995:

                                                                                        DECEMBER 31,
                                                                                    --------------------
(DOLLARS IN THOUSANDS)                                                                1996       1995
----------------------------------------------------------------------------------  ---------  ---------
Land..............................................................................  $   2,122  $   2,122
Buildings and improvements:
  Owned...........................................................................      5,092      3,688
  Capital leases..................................................................         --        401
  Furniture, fixtures, and equipment..............................................      7,132     11,810
Leasehold improvements............................................................      3,146      5,598
                                                                                    ---------  ---------
Total.............................................................................     17,492     23,619
Less: accumulated depreciation and
    amortization..................................................................     (9,752)   (13,885)
                                                                                    ---------  ---------
Premises and equipment, net.......................................................  $   7,740  $   9,734
                                                                                    ---------  ---------
                                                                                    ---------  ---------

    Depreciation expense was approximately $1.8 million, $2.1 million, and $1.9 million for the years ended December 31, 1996, 1995 and 1994. The Bank's former head office facility was sold in 1994, which resulted in a gain of $414,000.

            SC BANCORP AND ITS SUBSIDIARY, SOUTHERN CALIFORNIA BANK

                  YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994

NOTE 6 -- OTHER REAL ESTATE OWNED

    The components of other real estate owned (OREO) at December 31, 1996 and 1995 are as follows:

                                                                                        DECEMBER 31,
                                                                                    --------------------
(DOLLARS IN THOUSANDS)                                                                1996       1995
----------------------------------------------------------------------------------  ---------  ---------
Other real estate owned -- foreclosure............................................  $     625  $   4,243
Less: allowance for losses and selling expenses...................................        (89)    (2,170)
                                                                                    ---------  ---------
Other real estate owned -- net....................................................  $     536  $   2,073
                                                                                    ---------  ---------
                                                                                    ---------  ---------

    The changes in the allowance for OREO losses and selling expenses for the years ended December 31, 1996 and 1995 were as follows:

                                                                                        DECEMBER 31,
                                                                                    --------------------
(DOLLARS IN THOUSANDS)                                                                1996       1995
----------------------------------------------------------------------------------  ---------  ---------
Balance, January 1................................................................  $   2,170  $   2,761
Provisions charged to expense.....................................................        428        128
Sales.............................................................................     (2,509)      (719)
                                                                                    ---------  ---------
Balance, December 31..............................................................  $      89  $   2,170
                                                                                    ---------  ---------
                                                                                    ---------  ---------

NOTE 7 -- DEPOSITS

    Time certificates of deposit in denominations of $100,000 or more totaled $64.0 million and $46.4 million as of December 31, 1996 and 1995, respectively. Interest paid on deposit accounts totaled $11.2 million, $10.7 million, and $6.2 million in 1996, 1995 and 1994, respectively.

NOTE 8 -- BORROWED FUNDS AND OTHER INTEREST-BEARING LIABILITIES

    Borrowed funds and other interest-bearing liabilities at December 31, 1996 and 1995 were as follows:

                                                                                        DECEMBER 31,
                                                                                    --------------------
(DOLLARS IN THOUSANDS)                                                                1996       1995
----------------------------------------------------------------------------------  ---------  ---------
Federal funds purchased...........................................................  $   1,852  $      --
Treasury, tax and loan (TT&L).....................................................      5,088      4,883
Deferred compensation.............................................................      1,156      1,165
Capital lease obligations.........................................................         --        257
Other.............................................................................         --        102
                                                                                    ---------  ---------
                                                                                    $   8,096  $   6,407
                                                                                    ---------  ---------
                                                                                    ---------  ---------

    TT&L balances fluctuate based on the amounts deposited by customers and the amounts called for payment by the Federal Reserve Bank. The Bank's limit on its TT&L at the Federal Reserve Bank is $6.0 million. Any amounts in excess of this limit will generally be automatically withdrawn by the Federal Reserve Bank the following day.

    Interest paid on borrowed funds and other interest-bearing liabilities totaled $623,000, $548,000 and $294,000 for the years ended December 31, 1996, 1995 and 1994, respectively.

            SC BANCORP AND ITS SUBSIDIARY, SOUTHERN CALIFORNIA BANK

                  YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994

NOTE 9 -- INCOME TAXES

    The provision for income taxes consists of the following:

                                                                                          YEARS ENDED DECEMBER 31,
                                                                                       -------------------------------
                                                                                         1996       1995       1994
                                                                                       ---------  ---------  ---------
                                                                                           (DOLLARS IN THOUSANDS)
Current:
  Federal............................................................................  $   1,564  $   1,045  $    (360)
  State..............................................................................        258        189          2
                                                                                       ---------  ---------  ---------
    Total current....................................................................      1,822      1,234       (358)
                                                                                       ---------  ---------  ---------

Deferred:
  Federal............................................................................        758       (320)     1,811
  State..............................................................................        613       (221)      (319)
                                                                                       ---------  ---------  ---------
    Total deferred...................................................................      1,371       (541)     1,492
                                                                                       ---------  ---------  ---------
    Total provision..................................................................  $   3,193  $     693  $   1,134
                                                                                       ---------  ---------  ---------
                                                                                       ---------  ---------  ---------

    The federal income tax provision for the years ended December 31, 1996, 1995 and 1994 differs from the statutory corporate rate of 35% as follows:

                                                                         YEARS ENDED DECEMBER 31,
                                                     ----------------------------------------------------------------
                                                             1996                  1995                  1994
                                                     --------------------  --------------------  --------------------
                                                      AMOUNT        %       AMOUNT        %       AMOUNT        %
                                                     ---------  ---------  ---------  ---------  ---------  ---------
                                                                          (DOLLARS IN THOUSANDS)
Rate reconciliation
  Tax benefit at statutory rate....................  $   2,676      35.00% $     547      35.00% $   1,305      35.00%
  Tax-exempt municipal interest....................         (7)     -0.09%        (7)     -0.48%        (8)     -0.21%
  State franchise tax, net of federal benefit......        575       7.51%       125       7.98%      (211)     -5.66%
  Officer life insurance...........................        (40)     -0.53%      (167)    -10.71%       (11)     -0.29%
  Goodwill.........................................         40       0.52%       196      12.53%        54       1.45%
  Other............................................        (51)     -0.66%        (1)      0.02%         5       0.13%
                                                     ---------  ---------  ---------  ---------  ---------  ---------
                                                     $   3,193      41.75% $     693      44.34% $   1,134      30.42%
                                                     ---------  ---------  ---------  ---------  ---------  ---------
                                                     ---------  ---------  ---------  ---------  ---------  ---------

    Federal income and California state franchise taxes paid totaled $3.4 million, $865,000 and $152,000 in 1996, 1995 and 1994, respectively.

    Deferred income taxes reflect the net tax effects of (a) temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax

            SC BANCORP AND ITS SUBSIDIARY, SOUTHERN CALIFORNIA BANK

                  YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994

NOTE 9 -- INCOME TAXES (CONTINUED)
purposes, and (b) operating loss and tax credit carryforwards. The components of the Company's net deferred tax asset are as follows:

                                                                                                     DECEMBER 31,
                                                                                                 --------------------
                                                                                                   1996       1995
                                                                                                 ---------  ---------
                                                                                                     (DOLLARS IN
                                                                                                      THOUSANDS)
Deferred Tax Assets
  Bad debt reserve.............................................................................  $      --  $   1,347
  Deferred compensation........................................................................        953        955
  Effect of state taxes on federal liability...................................................         85         --
  Unrealized loss on securities................................................................        619        528
  Depreciation.................................................................................        514        582
  Other........................................................................................        562        709
                                                                                                 ---------  ---------
Gross deferred tax asset.......................................................................      2,733      4,121
                                                                                                 ---------  ---------
Deferred Tax Liabilities
  Bad debt reserve.............................................................................       (137)        --
  Deductible prepaid expense...................................................................       (301)      (301)
  Effect of state taxes on federal liability...................................................         --       (209)
  Other........................................................................................        (84)      (121)
                                                                                                 ---------  ---------
Gross deferred tax liability...................................................................       (522)      (631)
                                                                                                 ---------  ---------
Total deferred tax asset.......................................................................  $   2,211  $   3,490
Valuation allowance............................................................................         --         --
                                                                                                 ---------  ---------
Net deferred tax asset.........................................................................  $   2,211  $   3,490
                                                                                                 ---------  ---------
                                                                                                 ---------  ---------

    No valuation allowance was required under SFAS No. 109 for federal or state purposes as of December 31, 1996 or 1995, because management expects deferred tax assets to be fully realized as an offset against future taxable income exclusive of reversing temporary differences and carryforwards, reversing temporary differences (which create net future tax liabilities), or through loss carrybacks.

NOTE 10 -- SHAREHOLDERS' EQUITY

    COMMON STOCK

    During the second quarter of 1994, the Company successfully completed a rights offering which resulted in the issuance of an additional 4.0 million shares of common stock at $4.00 per share. Net proceeds of $14.2 million were realized on this offering after issuance costs of approximately $1.8 million.

    On January 23, 1997, the Company declared a $0.05 per share cash dividend to be paid to shareholders of record at the close of business on February 6, 1997. The dividend will be paid on February 20, 1997.

    STOCK OPTIONS

    The Company's stock option plan (the "Plan") provides for the granting of options to directors and full-time salaried officers and management level employees to purchase shares of the Company's common

            SC BANCORP AND ITS SUBSIDIARY, SOUTHERN CALIFORNIA BANK

                  YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994

NOTE 10 -- SHAREHOLDERS' EQUITY (CONTINUED) stock at option prices per share at a price equal to the fair market value of the common stock on the date that each option is granted. Options granted pursuant to the Plan are intended to qualify as Incentive Stock Options within the meaning of Section 422A of the Internal Revenue Code of 1986, or Non-Qualified Stock Options ("NQSO") as determined upon the grant of each option. The options outstanding at December 31, 1996 are all NQSOs. Options granted under the Plan have a maximum life of ten years. The options become exercisable in installments of 20% beginning on the date of grant and 20% upon each anniversary date of the original grant. The total shares available under the Company's stock option plan are 650,000.

    The following table summarizes the activity relating to the Company's stock options for the years indicated.

                                             1996                        1995                        1994
                                  --------------------------  --------------------------  --------------------------
                                   NO. OF     WEIGHTED-AVG.    NO. OF     WEIGHTED-AVG.    NO. OF     WEIGHTED-AVG.
                                   SHARES    EXERCISE PRICE    SHARES    EXERCISE PRICE    SHARES    EXERCISE PRICE
                                  ---------  ---------------  ---------  ---------------  ---------  ---------------
Balance, January 1..............    472,100     $    6.81       379,650     $    6.54       235,250     $    7.59
Options granted.................    138,250          6.93       174,750          5.00       152,200          4.99
Options exercised                   (14,870)         5.40        (3,000)         4.88            --            --
Options expired.................    (36,540)         6.15       (79,300)         6.46        (7,800)         8.20
                                  ---------         -----     ---------         -----     ---------         -----
Balance, December 31............    558,940     $    6.23       472,100     $    6.81       379,650     $    6.54
                                  ---------         -----     ---------         -----     ---------         -----
                                  ---------         -----     ---------         -----     ---------         -----
Weighted-average grant date fair
 value of options granted during
 the year.......................                $    4.37                   $    3.12                   $    3.18

    The fair market value of options granted during 1996 and 1995 was estimated using the Black-Scholes option-pricing model. The following assumptions were incorporated into the valuation calculation: an option contract life of 10 years, a stock price volatility of 39.71% based on daily market prices for the preceding five year period, the stock pays no dividends and a risk-free interest rate equivalent to the 10-year Treasury rate on the date of each grant. The weighted-average risk-free rate for options granted during 1996 is 6.87%.

    The table below provides the range of exercise prices, weighted-average exercise prices and weighted-average remaining contractual lives for options outstanding at December 31, 1996.

                                OPTIONS OUTSTANDING
                    -------------------------------------------     OPTIONS EXERCISABLE
                                  WEIGHTED-AVG.                  --------------------------
                      NUMBER        REMAINING     WEIGHTED-AVG.    NUMBER     WEIGHTED-AVG.
RANGE OF EXERCISE   OUTSTANDING    CONTRACTUAL      EXERCISE     EXERCISABLE    EXERCISE
      PRICES        AT 12/31/96       LIFE            PRICE      AT 12/31/96      PRICE
------------------  -----------  ---------------  -------------  -----------  -------------
$4.50 to $5.19         259,350       8.1 years      $    5.03       125,060     $    5.02
$6.00 to $7.63         274,340       7.6 years           6.91       150,592          6.89
$10.10 to $11.87        25,250       3.3 years          11.30        25,250         11.30
                    -----------  ---------------       ------    -----------       ------
$4.50 to $11.87        558,940       7.6 years      $    6.23       300,902     $    6.48
                    -----------  ---------------       ------    -----------       ------
                    -----------  ---------------       ------    -----------       ------

    The Company applies Accounting Principles Board Opinion No. 25 and related Interpretations in accounting for its stock option and purchase plans. Accordingly, no compensation cost has been recognized

            SC BANCORP AND ITS SUBSIDIARY, SOUTHERN CALIFORNIA BANK

                  YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994

NOTE 10 -- SHAREHOLDERS' EQUITY (CONTINUED) for its stock option plan. Had compensation cost for the Company's stock option plan been determined based on the fair value at the grant dates for awards under the plan consistent with the method of SFAS No. 123, the Company's net income and earnings per share for the years ended 1996 and 1995 would have been reduced to the pro forma amounts indicated below:

                                                                                                    1996       1995
                                                                                                  ---------  ---------
Net Income to Common Shareholders
  As reported...................................................................................  $   4,455  $     869
  Pro forma.....................................................................................  $   4,400  $     834
Net Income per common and common share equivalent
  As reported...................................................................................  $    0.60  $    0.12
  Pro forma.....................................................................................  $    0.59  $    0.11

    CREDIT EXTENSION

    In the normal course of business, there are various outstanding commitments to extend credit which are not reflected in the accompanying consolidated financial statements. The Company does not anticipate losses as a result of these transactions. However, the commitments are a component of the estimate of the allowance for possible loan losses. Commercial and standby letters of credit totaled approximately $4.1 million and $4.3 million at December 31, 1996 and 1995, respectively. In addition, the Company had unfunded loan commitments of $110.5 million and $85.0 million at December 31, 1996 and 1995, respectively. All of the commitments outstanding at December 31, 1996 represent unfunded loans which bear a floating interest rate.

    The Company uses the same credit policies in making commitments and conditional obligations as it does in extending loan facilities to customers. The Company evaluates each customer's creditworthiness on a case-by-case basis. The amount of collateral obtained, if deemed necessary by the Company upon extension of credit, is based on management's credit evaluation of the counterparty. Collateral held varies, but may include accounts receivable, inventory, property, plant and equipment, and income-producing commercial properties.

    INTEREST RATE SWAPS

    The Company has entered into two interest rate swap agreements to reduce the impact of changes in interest rates on its floating rate loan portfolio and does not use them for trading purposes. At December 31, 1996, the Company had outstanding one interest rate swap agreement with a commercial bank having a total notional principal amount of $50 million (Swap #1), and one interest rate swap agreement with a broker dealer having a notional principal amount of $25 million (Swap #2). The agreements were intended to reduce the Company's exposure to declines in prime lending rates by artificially converting $75 million of the Company's prime-based loans to fixed rates for the duration of the agreements. Swap #1 was entered into in September 1993. The terms of the first agreement require the Company to pay interest quarterly based on three-month LIBOR and to receive interest semi-annually at a fixed rate of 4.865%. The agreement matures in September 1998.

            SC BANCORP AND ITS SUBSIDIARY, SOUTHERN CALIFORNIA BANK

                  YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994

NOTE 11 -- COMMITMENTS AND CONTINGENCIES

    Swap #2 was entered into in January 1994. The terms of the second agreement require the Company to pay interest quarterly based on three-month LIBOR in arrears, and to receive interest semi-annually at a fixed rate of 5.04% through the January 1997 maturity date. The Company accrues monthly interest income and expense on the swaps, the net of which is included in interest income on loans. For the years ended December 31, 1996, 1995, and 1994, net interest income or (expense) of ($563,000), ($929,000), and $141,000 from the swap agreements is included in interest income on loans in the consolidated statements of operations. The Company is required to pledge collateral on the transactions. U.S. Agency notes having a fair value of approximately $5.2 million were pledged as collateral for the agreements as of December 31, 1996. The Company is exposed to credit loss in the event of nonperformance by the counterparties to the agreements. However, the Company does not anticipate nonperformance by the counterparties. The following table summarizes the characteristics of the swap agreements as of December 31, 1996:

                                                      INTEREST
                        NOTIONAL    INTEREST RATE       RATE      UNREALIZED    ESTIMATED          MATURITY
(DOLLARS IN THOUSANDS)   AMOUNT         PAID          RECEIVED       LOSS      FAIR VALUE            DATE
----------------------  ---------  ---------------  ------------  -----------  -----------  ----------------------
Swap #1...............  $  50,000    3-mo LIBOR          4.865%    $     899    $    (899)      September 14, 1998
Swap #2...............  $  25,000    3-mo LIBOR           5.04%    $       1    $      (1)         January 7, 1997
                                    (in arrears)

    LEASE COMMITMENTS

    The Company leases parcels of land and buildings under operating leases, which require the Company to pay all normal property taxes, insurance, and maintenance. The Company had no capital leases at December 31, 1996. At December 31, 1995, the Company had one building lease with an amortized cost of $123,000 recorded as a capital lease and included in premises and equipment in the accompanying consolidated balance sheets. The capital lease was terminated during the first quarter of 1996. The costs associated with terminating the lease are included in the accompanying consolidated statement of operations for 1995. Net rent expense for the years ended 1996, 1995 and 1994 was approximately $800,000, $1.2 million and $900,000, respectively.

    Future minimum payments required under noncancellable leases with initial or remaining terms of one year or more are as follows as of December 31, 1996:

    (Dollars in thousands)

                                                                                                OPERATING
YEARS ENDING DECEMBER 31,                                                                        LEASES
---------------------------------------------------------------------------------------------  -----------
1997.........................................................................................   $     783
1998.........................................................................................         792
1999.........................................................................................         933
2000.........................................................................................         938
2001.........................................................................................         951
Thereafter...................................................................................       6,161
                                                                                               -----------
Total minimum payments.......................................................................   $  10,558
                                                                                               -----------
                                                                                               -----------

    The payments shown above for operating leases take into consideration only one lease option that the Company intends to exercise. The Company has options to extend several of its other operating leases.

            SC BANCORP AND ITS SUBSIDIARY, SOUTHERN CALIFORNIA BANK

                  YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994

NOTE 11 -- COMMITMENTS AND CONTINGENCIES (CONTINUED)
However, because it is uncertain whether or not these other options will be exercised, payments for those option periods have been excluded.

    BORROWING ARRANGEMENTS

    In the event that the Company experiences a temporary liquidity shortage, it has available other sources of liquidity, including reverse repurchase arrangements to borrow cash for short to intermediate periods of time using the Company's available-for-sale investment securities as collateral, Federal funds lines of credit that allow the Company to temporarily borrow an aggregate of up to $30.0 million from three commercial banks, and short-term borrowing lines of credit at the Federal Reserve Bank and Federal Home Loan Bank. Federal funds arrangements with correspondent banks are subject to the terms of the individual arrangements and may be terminated at the discretion of the correspondent bank.

    LITIGATION

    The Company is a party to routine litigation involving various aspects of its business. In the opinion of management, none of the pending litigation at December 31, 1996 would have a material adverse impact on the consolidated financial condition or operations of the Company.

NOTE 12 -- EMPLOYEE BENEFIT PLANS

    The Company has a 401(k) plan that covers substantially all full-time employees. It permits voluntary contributions by employees, a portion of which is matched by the Company. The plan may acquire Company shares on the open market as part of the Company's matching contribution. The Company's expenses relating to its contributions to the 401(k) plan were $129,000, $139,000, and $108,000 in 1996, 1995 and 1994, respectively.

    The Company has established deferred compensation plans which permit certain directors and management employees to defer portions of their compensation and earn interest at a predetermined amount above a specified interest rate index on the deferred amounts. Interest expense incurred on deferred balances was approximately $177,000, $648,000 and $174,000 in 1996, 1995 and 1994,
respectively. The deferred compensation liability at December 31, 1996 and 1995 was approximately $2.1 million, of which $1.2 million represented principal and was classified with other interest-bearing liabilities in the accompanying consolidated balance sheets. Approximately $948,000 and $946,000 represented accrued interest payable at December 31, 1996 and 1995, respectively, and was classified as accrued interest payable on other liabilities in the accompanying consolidated balance sheets. In conjunction with the plans, the Company has purchased life insurance policies on the participants with the Company as beneficiary. The cash surrender values of the life insurance policies were included in other assets in the accompanying consolidated balance sheets totaling approximately $3.5 million and $3.0 million at December 31, 1996 and 1995, respectively.

            SC BANCORP AND ITS SUBSIDIARY, SOUTHERN CALIFORNIA BANK

                  YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994

NOTE 13 -- PARENT COMPANY ONLY INFORMATION

                                   BALANCE SHEETS

                                                                                                 DECEMBER 31,
                                                                                             --------------------
                                                                                               1996       1995
                                                                                             ---------  ---------
                                                                                                 (DOLLARS IN
                                                                                                  THOUSANDS)
ASSETS
  Cash.....................................................................................  $   2,041  $   2,305
  Other assets.............................................................................        296         95
  Investment in Southern California Bank...................................................     47,721     43,113
                                                                                             ---------  ---------
    Total Assets...........................................................................  $  50,058  $  45,513
                                                                                             ---------  ---------
                                                                                             ---------  ---------
LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities................................................................................  $     139  $       1
Shareholders' Equity:
  Common stock.............................................................................     37,738     37,658
  Retained earnings........................................................................     13,055      8,600
  Unrealized loss on available-for-sale securities, net of tax.............................       (874)      (746)
                                                                                             ---------  ---------
    Total Shareholders' Equity.............................................................     49,919     45,512
                                                                                             ---------  ---------
    Total Liabilities and Shareholders' Equity.............................................  $  50,058  $  45,513
                                                                                             ---------  ---------
                                                                                             ---------  ---------

                            STATEMENTS OF OPERATIONS

                                                                                          YEARS ENDED DECEMBER 31,
                                                                                       -------------------------------
                                                                                         1996       1995       1994
                                                                                       ---------  ---------  ---------
                                                                                           (DOLLARS IN THOUSANDS)
INCOME
  Interest income....................................................................  $      63  $     108  $      93
  Dividend income from subsidiary....................................................         --         --        163
                                                                                       ---------  ---------  ---------
    Total income.....................................................................         63        108        256
                                                                                       ---------  ---------  ---------
EXPENSE
  Management fees....................................................................         90         66         24
  Other professional fees............................................................        328        281         26
  Other expenses.....................................................................        129         --         91
                                                                                       ---------  ---------  ---------
    Total expense....................................................................        547        347        141
                                                                                       ---------  ---------  ---------
(Loss) income before income taxes and equity in undistributed earnings
 of subsidiary.......................................................................       (484)      (239)       115
(Benefit) provision for income taxes.................................................       (201)       (99)        --
Equity in undistributed earnings of subsidiary.......................................      4,738      1,009      2,590
                                                                                       ---------  ---------  ---------
NET INCOME...........................................................................  $   4,455  $     869  $   2,705
                                                                                       ---------  ---------  ---------
                                                                                       ---------  ---------  ---------

            SC BANCORP AND ITS SUBSIDIARY, SOUTHERN CALIFORNIA BANK

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                  YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994

NOTE 13 -- PARENT COMPANY ONLY INFORMATION

                              STATEMENTS OF CASH FLOWS

                                                                                       YEARS ENDED DECEMBER 31,
                                                                                    -------------------------------
                                                                                      1996       1995       1994
                                                                                    ---------  ---------  ---------
                                                                                        (DOLLARS IN THOUSANDS)
Cash Flows from Operating Activities:
Net income........................................................................  $   4,455  $     869  $   2,705
Adjustments to reconcile net income to net cash used in operating activities:
  (Increase) decrease in other assets.............................................       (199)        43        (43)
  Undistributed earnings of subsidiary............................................     (4,738)    (1,009)    (2,753)
  Increase (decrease) in other liabilities........................................        138        (94)        --
                                                                                    ---------  ---------  ---------
  Net cash used in operating activities...........................................       (344)      (191)       (91)
                                                                                    ---------  ---------  ---------
Cash Flows from Investing Activities:
  Dividends received from subsidiary..............................................         --         --        163
  Additional investment in subsidiary.............................................         --     (5,000)    (6,810)
                                                                                    ---------  ---------  ---------
  Net cash used in investing activities...........................................         --     (5,000)    (6,647)
                                                                                    ---------  ---------  ---------
Cash Flows from Financing Activities:
  Proceeds from issuance of common stock..........................................         80         15     14,207
                                                                                    ---------  ---------  ---------
  Net cash provided by financing activities.......................................         80         15     14,207
                                                                                    ---------  ---------  ---------
Net (decrease) increase in cash...................................................       (264)    (5,176)     7,469
Cash, January 1...................................................................      2,305      7,481         12
                                                                                    ---------  ---------  ---------
Cash, December 31.................................................................  $   2,041  $   2,305  $   7,481
                                                                                    ---------  ---------  ---------
                                                                                    ---------  ---------  ---------

            SC BANCORP AND ITS SUBSIDIARY, SOUTHERN CALIFORNIA BANK

                  YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994

NOTE 14 -- CONSOLIDATED QUARTERLY INFORMATION (UNAUDITED)

                                                                                   1996 QUARTER ENDED
                                                                       ------------------------------------------
                                                                        31-DEC     30-SEP     30-JUN     31-MAR
                                                                       ---------  ---------  ---------  ---------
                                                                        (DOLLARS IN THOUSANDS, EXCEPT PER SHARE
                                                                                         DATA)
Interest income......................................................  $   8,983  $   8,840  $   8,542  $   8,602
Interest expense.....................................................      2,905      2,972      2,884      2,966
                                                                       ---------  ---------  ---------  ---------
  Net interest income................................................      6,078      5,868      5,658      5,636
                                                                       ---------  ---------  ---------  ---------
(Recovery of) provision for possible loan losses.....................         --         --       (750)       280
Net gains on sales of securities.....................................         --         --         --         14
Noninterest income...................................................      1,310      1,323      1,246      1,273
Noninterest expense..................................................      4,783      5,048      6,073      5,324
                                                                       ---------  ---------  ---------  ---------
  Income before income taxes.........................................      2,605      2,143      1,581      1,319
                                                                       ---------  ---------  ---------  ---------
Provision for income taxes...........................................      1,083        893        661        556
                                                                       ---------  ---------  ---------  ---------
  Net income.........................................................  $   1,522  $   1,250  $     920  $     763
                                                                       ---------  ---------  ---------  ---------
                                                                       ---------  ---------  ---------  ---------
  Net income per share...............................................  $    0.20  $    0.17  $    0.12  $    0.10
                                                                       ---------  ---------  ---------  ---------
                                                                       ---------  ---------  ---------  ---------
Stock Data
Common stock price range: (1)
  High...............................................................      9 7/8          7      7 1/8      6 3/4
  Low................................................................          7     6 3/16      6 3/8     6 1/16

            SC BANCORP AND ITS SUBSIDIARY, SOUTHERN CALIFORNIA BANK

                  YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994

NOTE 14 -- CONSOLIDATED QUARTERLY INFORMATION (UNAUDITED) (CONTINUED)

                                                                                   1995 QUARTER ENDED
                                                                  ----------------------------------------------------
(DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)                      DECEMBER 31   SEPTEMBER 30    JUNE 30    MARCH 31
----------------------------------------------------------------  -------------  -------------  ---------  -----------

Interest income.................................................    $   8,819      $   8,796    $   8,544   $   7,237
Interest expense................................................        2,875          3,107        3,076       2,957
                                                                       ------    -------------  ---------  -----------
    Net interest income.........................................        5,944          5,689        5,468       4,280
                                                                       ------    -------------  ---------  -----------
Provision for possible loan losses..............................          314            900          200         124
Net losses on sales of securities...............................           --           (620)          --          --
Noninterest income..............................................        1,281          1,379        1,337       1,636
Noninterest expense.............................................        5,202          6,833        5,997       5,262
                                                                       ------    -------------  ---------  -----------
    Income (loss) before income taxes...........................        1,709         (1,285)         608         530
                                                                       ------    -------------  ---------  -----------
Provision for income taxes (benefits)...........................          707           (377)         178         185
                                                                       ------    -------------  ---------  -----------
    Net income (loss)...........................................    $   1,002      $    (908)   $     430   $     345
                                                                       ------    -------------  ---------  -----------
                                                                       ------    -------------  ---------  -----------
    Net income (loss) per share.................................    $    0.13      $   (0.12)   $    0.06   $    0.05
                                                                       ------    -------------  ---------  -----------
                                                                       ------    -------------  ---------  -----------
STOCK DATA
Common stock price range: (1)
  High..........................................................        6 1/8          6 5/8        5 1/4       5 1/4
  Low...........................................................       5 7/16          4 3/4        4 5/8      4 5/16

------------------------

(1) The common stock is listed on the American Stock Exchange ('AMEX') under the symbol, 'SCK'. The preceding table sets forth the high and low closing prices on a per share basis for the common stock as reported by the AMEX for the periods indicated.

NOTE 15 -- REGULATORY MATTERS

    The Company became a member of the Federal Reserve System effective July 1, 1996. The Company's primary regulator is now the Federal Reserve Board.

    The Bank is subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory, and possibly additional discretionary, actions by the regulators that, if undertaken, could have a direct material effect on the Bank's financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines that involve quantitative measures of the Bank's assets, liabilities, and certain off-balance-sheet items as calculated under regulatory accounting practices. The Bank's capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors.

    Quantitative measures established by regulation to ensure capital adequacy require the Bank to maintain minimum amounts and ratios (set forth in the following table) of total and Tier I capital (as defined in the regulations) to risk-weighted assets (as defined), and of Tier I capital (as defined) to average assets (as defined). Management believes, as of December 31, 1996, that the Bank meets all capital adequacy requirements to which it is subject. As of December 31, 1995, the most recent notification from the Federal Deposit Insurance Corporation categorized the Bank as well-capitalized under the regulatory

            SC BANCORP AND ITS SUBSIDIARY, SOUTHERN CALIFORNIA BANK

                  YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994

NOTE 15 -- REGULATORY MATTERS (CONTINUED) framework for prompt corrective action. As of December 31, 1996, the Bank continued to meet the requirements to be categorized as well-capitalized, maintaining total risk-based, Tier I risk-based and Tier I leverage ratios as set forth in the following table.

                                                                                                   TO BE WELL
                                                                                                CAPITALIZED UNDER
                                                                          FOR CAPITAL           PROMPT CORRECTIVE
                                                                       ADEQUACY PURPOSES        ACTION PROVISIONS
                                                                     ----------------------  -----------------------
                                                                     FOR CAPITAL             FOR CAPITAL
                                                      ACTUAL           PROMPT                  PROMPT
                                               --------------------  CORRECTIVE              CORRECTIVE
DOLLARS IN THOUSANDS                            AMOUNT      RATIO      AMOUNT       RATIO      AMOUNT       RATIO
---------------------------------------------  ---------  ---------  -----------  ---------  -----------  ----------
As of December 31, 1996:
  Total Capital (1)..........................  $  49,917     11.86%   $  33,676       8.00%   $  42,095       10.00%
  Tier 1 Capital (1).........................  $  44,970     10.68%   $  16,838       4.00%   $  25,257        6.00%
  Leverage Capital (2).......................  $  44,970      9.51%   $  18,908       4.00%   $  23,635        5.00%
As of December 31, 1995:
  Total Capital (1)..........................  $  44,634     11.39%   $  31,342       8.00%   $  39,170       10.00%
  Tier 1 Capital (1).........................  $  39,727     10.14%   $  15,671       4.00%   $  23,502        6.00%
  Leverage Capital (2).......................  $  39,727      8.59%   $  18,493       4.00%   $  23,115        5.00%

------------------------

(1) Ratio of Total and Tier 1 capital to risk-weighted assets.

(2) Ratio of Tier 1 capital to average assets.

NOTE 16 -- TRANSACTIONS WITH DIRECTORS & OFFICERS

    The Company has had, and may be expected to have in the future, banking transactions in the ordinary course of business with its directors, principal officers, their immediate families, and affiliated companies in which they are principal shareholders. Any such transactions are on the same terms, including interest rates and collateral requirements, as those prevailing at the time for comparable transactions with others. These related parties were indebted to the Company for loans totaling approximately $2.0 million, $2.0 million, and $2.5 million as of December 31, 1996, 1995, and 1994, respectively. New loans granted in 1996 and 1995 were $490,000 and $714,000, respectively; repayments were $581,000, $1.1 million, respectively.

NOTE 17 -- FAIR VALUE OF FINANCIAL INSTRUMENTS

    Management uses its best judgment in estimating the fair value of the Company's financial instruments. However, there are inherent weaknesses in any estimation technique. Therefore, for substantially all financial instruments except marketable securities with quoted market prices, the fair value estimates presented herein are not necessarily indicative of the amounts the Company could have realized in sales transactions at either December 31, 1996 or 1995. The estimated fair value amounts for 1996 and 1995 have been measured as of their respective year ends, and have not been reevaluated or updated for purposes of these consolidated financial statements subsequent to those respective dates. As such, the estimated fair values of these financial instruments subsequent to the respective reporting dates may be different than the amounts reported at each year end.

            SC BANCORP AND ITS SUBSIDIARY, SOUTHERN CALIFORNIA BANK

                  YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994

NOTE 17 -- FAIR VALUE OF FINANCIAL INSTRUMENTS

    The following information should not be interpreted as an estimate of the fair value of the entire company since a fair value calculation is only required for a limited portion of the Company's assets.

                                                                     DECEMBER 31, 1996       DECEMBER 31, 1995
                                                                   ----------------------  ----------------------
                                                                    CARRYING   ESTIMATED    CARRYING   ESTIMATED
                                                                     AMOUNT    FAIR VALUE    AMOUNT    FAIR VALUE
                                                                   ----------  ----------  ----------  ----------
                                                                               (DOLLARS IN THOUSANDS)
FINANCIAL ASSETS

Cash and cash equivalents........................................  $   33,768  $   33,768  $   29,088  $   29,088

Investments:
  Securities available-for-sale..................................      74,533      74,533      92,825      92,825
  Investment in Federal Home Loan Bank stock, at cost............       1,450       1,450       1,205       1,205
  Investment in Federal Reserve Bank stock, at cost..............         607         607      --          --

Loans, net (excludes nonaccrual loans):

  Commercial.....................................................     159,118     160,112     146,609     147,595
  Real estate, construction......................................       8,429       8,469       4,416       4,451
  Real estate, mortgage..........................................     103,289     104,565     107,048     109,379
  Consumer.......................................................      73,493      73,995      57,383      58,427
  Less: Allowance for possible loan losses.......................       4,947       4,947       5,734       5,734
Accrued interest receivable......................................       3,931       3,931       4,297       4,297
                                                                   ----------  ----------  ----------  ----------
  Total financial assets.........................................  $  453,671  $  456,483  $  437,137  $  441,533
                                                                   ----------  ----------  ----------  ----------
                                                                   ----------  ----------  ----------  ----------
FINANCIAL LIABILITIES:

Deposits:
  Deposits payable on demand.....................................  $  270,093  $  270,093  $  260,679  $  260,679
  Deposits with fixed maturities.................................     145,233     145,347     146,132     146,663
Short-term borrowings............................................       6,940       6,940       4,883       4,883
                                                                   ----------  ----------  ----------  ----------
  Total financial liabilities....................................  $  422,266  $  422,380  $  411,694  $  412,225
                                                                   ----------  ----------  ----------  ----------
                                                                   ----------  ----------  ----------  ----------
OFF-BALANCE SHEET FINANCIAL INSTRUMENTS

  Interest rate swap agreements in a net payable position........  $   --      $     (900) $   --      $   --

    This disclosure of fair value amounts does not include the fair values of any intangible assets, such as core deposit intangibles, or loan servicing rights.

    The carrying values of certain financial instruments approximated their fair values. These financial instruments include cash and due from banks, interest-bearing deposits in banks, Federal funds sold and purchased, customers' acceptance liability, accrued interest receivable, demand deposits, other short-term borrowings, acceptances outstanding, and other liabilities that are considered financial instruments. Carrying values were assumed to approximate fair values for these financial instruments because they are short term in nature and their recorded amounts approximate fair values or are receivable or payable on demand.

            SC BANCORP AND ITS SUBSIDIARY, SOUTHERN CALIFORNIA BANK

                  YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994

NOTE 17 -- FAIR VALUE OF FINANCIAL INSTRUMENTS (CONTINUED)
    Fair value amounts of investment securities were based on quoted market prices.

    For purposes of these fair value calculations, the aggregate fair value of the loan portfolio, excluding nonaccrual loans, was adjusted by a related portion of the allowance for possible loan losses. That portion of the allowance for possible loan losses primarily represents the credit risk associated with loans that reprice within relatively short time frames. The fair values of loans that do not reprice within relatively short time frames were calculated using discounted cash flow models based on the maturities of the loans. The discount rates, which were based on market interest rates for similar types of loans, incorporated adjustments for credit risk. The fair values of nonaccrual loans with recorded book values of $2.8 million and $1.4 million at December 31, 1996 and 1995, respectively, were not estimated because it was not practical to reasonably estimate the amount or timing of future cash flows for such loans. The fair market values of the interest rate swap agreements are based on quoted market prices.

    For deposits with defined maturities, the fair values were calculated using discounted cash flow models based on market interest rates for different product types and maturity dates for which the deposits were held.

    The fair value of loan commitments is not material to the financial statements taken as a whole.